LEASE

between

BALA PLAZA PROPERTY, INC.,

Landlord,

and

CHONDRIAL THERAPEUTICS, INC.,

a Delaware corporation,

Tenant

August 8, 2019

TABLE OF CONTENTS

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EXHIBITS
Exhibit A Floor Plan
Exhibit Al Land
Exhibit B Definitions
Exhibit C Work Letter Agreement
Exhibit D Design Standards
Exhibit E Cleaning Work
Exhibit F Rules and Regulations
Exhibit G [Intentionally Omitted]
Exhibit H Construction Rules and Regulations

RIDER

Rider 1 ADDITIONAL PROVISIONS
R1-A OPTION TO EXTEND TERM
R1-B DISPOSAL OF MEDICAL, INFECTIONS AND CHEMOTHERAPEUTIC

MATERIALS AND WASTE
R1-C EARLY ACCESS

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LEASE

This Lease (the “Lease”) is made as of the 8 day of August, 2019 (“Effective Date”), between Bala Plaza Property, Inc., a Delaware corporation (“Landlord”), and Chondrial Therapeutics, Inc., a Delaware corporation (“Tenant”).

Landlord and Tenant, intending to be legally bound, hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

PREMISES	A portion of the fifth floor of the Building, as more particularly shown on Exhibit A
BUILDING	The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the Land and known as Three Bala Plaza, Bala Cynwyd, Pennsylvania
COMPLEX	One, Two and Three Bala Plaza, as further defined on Exhibit B
LAND	The real property described on Exhibit A-l to this Lease
PROPERTY	The Building, the Common Areas and the Land
COMMENCEMENT DATE

The later to occur of (a) December 15, 2019 or (b) five (5) days following the date on which the Initial Installations (as defined in Exhibit C) are Substantially Completed in accordance with the terms of this Lease.

RENT COMMENCEMENT DATE	The day following the expiration of the two (2) month period that begins on the Commencement Date.
EXPIRATION DATE

The last day of the 42 month (three years and six months) period that begins on the Commencement Date, or the last day of any renewal or extended term, if the Term of this Lease is extended in accordance with any express provision hereof.

TERM	The period commencing on the Commencement Date and ending on the Expiration Date

PERMITTED USES	Executive and general offices
BASE YEAR	Calendar year 2020
TENANT’S PROPORTIONATE SHARE	1.2057%
AREA OF BUILDING	The rentable area of the Building shall be deemed 385,012 square feet, as agreed by Landlord and Tenant.
AREA OF PREMISES	4,642 rentable square feet

FIXED RENT

Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Annual Fixed Rent per Rentable Square Foot
1*	$135,391.67*	$13,539.17	$35.00
2	$164,791.00	$13,732.58	$35.50
3	$167,112.00	$13,926.00	$36.00
4 through Expiration Date**	$84,716.50	$14,119.42	$36.50

*There are two (2) months of free Fixed Rent in Lease Year 1 and, therefore, the Annual Fixed Rent for this period reflects ten (10) months of Month Fixed Rent in lieu of twelve (12).

** There are six (6) months in Lease Year 4 and, therefore, the Annual Fixed Rent for this period reflects six (6) months of Monthly Fixed Rent in lieu of twelve (12).

ADDITIONAL RENT

All sums other than Fixed Rent payable by Tenant to Landlord under this Lease and any work letter, exhibits, riders or other attachments hereto, including Tenant’s Tax Payment, Tenant’s Operating Payment, late charges, overtime or excess service charges, supplemental chilled water charges, damages, and interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease

RENT	Fixed Rent and Additional Rent, collectively
INTEREST RATE	The lesser of (i) 4% per annum above the then-current Base Rate, and (ii) the maximum rate permitted by applicable law

SECURITY DEPOSIT	$67,695.85, as may be reduced pursuant to the terms of Article 27
TENANT’S ADDRESS FOR NOTICES

Until Tenant commences business operations from the Premises:

Chondrial Therapeutics, Inc.
150 Monument Road, Suite 207
Bala Cynwyd, PA 19004
Attention: Carole Ben-Maimon, MD

Thereafter:

Chondrial Therapeutics, Inc.
Three Bala Plaza East, Suite 506
Bala Cynwyd, PA 19004
Attention: Carole Ben-Maimon, MD

Copy to:
Lundy Beldecos & Milby PC
450 N Narberth Avenue
Suite 200
Narberth Pennsylvania 19072
Attention: Anthony J. Beldecos
abeldecos@LBMlaw.com

LANDLORD’S ADDRESS FOR NOTICES

Bala Plaza Property, Inc.
c/o Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Financial Officer

Copies to:

Bala Plaza Property, Inc.
c/o Tishman Speyer Properties, L.P.
One Bala Plaza
Suite 501
Bala Cynwyd, Pennsylvania 19004
Attention Property Manager
and:

Tishman Speyer Properties, L.P.
45 Rockefeller Plaza
New York, New York 10111
Attn: Chief Legal Officer

LANDLORD’S ADDRESS FOR PAYMENT	Bala Plaza Property, Inc. c/o Tishman Speyer Properties, L.P. 75 Remittance Drive Suite 1152 Chicago, Illinois 60675-1152
TENANT’S BROKER	Tactix Real Estate Advisors, LLC
LANDLORD’S AGENT	Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord’s Agent and their successors and assigns
GROUND LEASE

That certain Ground Lease dated December 10, 2003 between Bala Plaza, Inc. (“Prime Landlord”), as fee owner and ground landlord, and Bala Plaza Property, Inc., as ground tenant, pursuant to which Landlord has acquired the right to use and operate the Complex, including, without limitation, entering into leases for space in the Building, as the same may be amended from time to time.

All capitalized terms used in this Lease without definition are defined in Exhibit B.

ARTICLE 2

PREMISES, TERM, RENT

Section 2.1 Lease of Premises. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the Common Areas.

Section 2.2 Commencement Date. Upon the Effective Date, the terms and provisions of this Lease shall be fully binding on Landlord and Tenant, including prior to the occurrence of the Commencement Date. The Term of this Lease shall commence on the Commencement Date and, unless sooner terminated or extended as hereinafter provided, shall end on the Expiration Date. If Landlord does not tender possession of the Premises to Tenant on or before any specified date, for any reason whatsoever, Landlord shall not be liable for any damage thereby caused, this Lease shall not be void or voidable thereby, and the Term shall not commence until Landlord tenders possession of the Premises to Tenant. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the Premises are vacant, in the condition required by this Lease and available for Tenant’s occupancy. No failure to tender possession of the Premises to Tenant on or before any specified date shall affect any other obligations of Tenant hereunder. There shall be no postponement of the Commencement Date (or the Rent Commencement Date) for (i) any delay in the tender of possession to Tenant which results from any Tenant Delay or (ii) any delays by Landlord in the performance of any Punch List Items related to the Initial Installations. Once the Commencement Date is determined, Landlord and Tenant shall execute an agreement stating the Commencement

Date, Rent Commencement Date and Expiration Date, but the failure to do so will not affect the determination of such dates. Notwithstanding anything to the contrary contained in this Lease, Tenant and Landlord hereby agree that if the Commencement Date shall not have occurred within nine (9) months following the Effective Date, as may be extended by Unavoidable Delays and Tenant Delays, Tenant may terminate this Lease by giving written notice to Landlord in which case this Lease shall terminate and neither party shall have any further liability to the other except (i) those obligations expressly intended to survive the termination of this Lease, and (ii) an obligation on the part of Landlord to return to Tenant any amounts deposited by Tenant under this Lease.

Section 2.3 Payment of Rent. Tenant shall pay to Landlord at Landlord’s Address for Payment or at such other place as Landlord shall designate in writing from time to time, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds or by good check (i) Fixed Rent in equal monthly installments, in advance, on the first day of each month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease.

Section 2.4 First Month’s Rent. Tenant shall pay one month’s Fixed Rent on or prior to the Commencement Date (“Advance Rent”). If the Rent Commencement Date is on the first day of a month, the Advance Rent shall be credited towards the first month’s Fixed Rent payment. If the Rent Commencement Date is not the first day of a month, then on the Rent Commencement Date Tenant shall pay Fixed Rent for the period from the Rent Commencement Date through the last day of such month, and the Advance Rent shall be credited towards Fixed Rent for the next succeeding calendar month.

Section 2.5 Area of Premises and Building. Landlord and Tenant agree that the Area of the Premises and the Area of the Building set forth in Article 1 shall be conclusive and binding on both parties regardless of any measurement of the Premises and/or of the Building after the date hereof.

ARTICLE 3

USE AND OCCUPANCY

Section 3.1 Permitted Uses. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use. If Tenant uses the Premises for a purpose constituting a Prohibited Use, violating any Requirement, or causing the Building to be in violation of any Requirement, then Tenant shall promptly discontinue such use upon notice of such violation. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises.

Section 3.2 Parking. If the Property now or hereafter contains, or Landlord has obtained the right to use for the Property, a parking garage, structure, facility or area, the following shall apply therein:

(a) Parking shall be available in areas designated by Landlord from time to time.- Parking for Tenant and its employees and visitors shall be on a “first come, first served,” unassigned basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. However, in no event shall Tenant and Tenant’s employees and visitors use more spaces than the number derived by applying Tenant’s Proportionate Share (as defined in this Lease) to the total number of unassigned spaces in the area or areas designated by Landlord from time to time to serve the Premises. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full-size vans and other large vehicles.

(b) Monthly fees, if applicable, shall be paid in advance prior to the first day of each month. Failure to do so will automatically cancel parking privileges, and incur a charge at the posted daily parking rate. No deductions from the monthly rate will be made for days on which the garage or parking area facilities are not used by Tenant or its designees. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Requirements, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse.

(c) Hours shall be reasonably established by Landlord or its parking operator from time to time; cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Any vehicle not parked in a proper manner may be issued a violation and towed at the vehicle owner’s expense. Delivery trucks and vehicles shall use only those areas designated therefor.

(d) There shall be no overnight parking at the Property, and at the end of each day Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking garages, structures, facilities and areas at or serving the Property. If any automobile owned by Tenant or by its personnel or visitors remains in any such parking garage, structure, facility or area overnight and the same interferes with the cleaning or maintenance thereof (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord’s equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as Additional Rent, on the rent payment date next following the submission of a bill therefor.

(e) Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void. If an employee of Tenant has more than one vehicle, he or she may use the same parking device for all registered vehicles. Such employee may also purchase additional parking devices. In any event, all vehicles must be registered with Landlord or any garage manager. Loss or theft of parking identification, key cards or other such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately. If an employee of Tenant does not have his or her card, he or she should obtain a one-day visitor pass from the Landlord or garage manager.

(f) Tenant agrees that it and its employees shall observe reasonable safety precautions in the use of the parking areas or facilities garage and shall at all times abide by the foregoing rules and regulations as well as any additional rules and regulations promulgated by Landlord governing the use of the parking areas or facilities. It is understood and agreed that Landlord does not assume any responsibility for any damage or loss to any parked automobiles or to any personal property located therein, or for any injury sustained by any person in or about the parking areas or facilities. Except in connection with a permitted assignment of this Lease or a permitted sublease of the Premises or a portion thereof, neither Tenant nor any Tenant employee nor any other party claiming by, through or under Tenant shall assign, sublet, license or otherwise transfer or allow the use of any of Tenant’s parking rights under this Lease.

ARTICLE 4

CONDITION OF THE PREMISES

Section 4.1 Condition. Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date “as is”, and (b) that except for the Initial Installations described in Exhibit C, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to prepare the Premises for Tenant’s occupancy. Tenant’s occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Landlord has Substantially Completed the Initial Installations described on Exhibit C (excluding Punch List Items) and that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.

ARTICLE 5

ALTERATIONS

Section 5.1 Tenant’s Alterations.

(a) Tenant shall not make any alterations, additions or other physical changes in or about the Premises, including without limitation any initial tenant fit-out work to ready the Premises for Tenant’s occupancy (collectively, “Alterations”) other than decorative Alterations such as painting, wall coverings and floor coverings (collectively, “Decorative Alterations”), without Landlord’s prior consent, which consent shall not be unreasonably withheld if such Alterations (i) are non-structural and do not affect any Building Systems, (ii) affect only the Premises and are not visible from outside of the Premises, (iii) do not affect the letter of compliance issued for the Building or the Premises, and (iv) do not violate any Requirement. Tenant shall give Landlord not less than 5 Business Days’ notice prior to performing any Decorative Alteration, which notice shall contain a description of such Decorative Alteration.

(b) Plans and Specifications. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its approval, detailed plans and specifications (“Plans”) of each proposed Alteration (other than Decorative Alterations), and with respect to any Alteration affecting any Building System, evidence that the Alteration has been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alteration), commercial general liability (including property damage coverage) and business auto insurance and Builder’s Risk coverage (as described in Article 11) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s Agent, any Lessor and any Mortgagee as additional insureds, and (iv) furnish to Landlord reasonably satisfactory evidence of Tenant’s ability to complete and to fully pay for such Alterations (other than Decorative Alterations). Landlord shall have 10 Business Days after receipt of the Plans within which to approve or disapprove of the Plans.

(c) Governmental Approvals. Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with “as- built” Plans for such Alterations prepared on an AutoCAD Computer Assisted Drafting and Design System (or such other system or medium as Landlord may accept), using naming conventions issued by the American Institute of Architects in June, 1990 (or such other naming conventions as Landlord may accept) and magnetic computer media of such record drawings and specifications translated in DFX format or another format acceptable to Landlord.

Section 5.2 Manner and Quality of Alterations. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects using union labor, (b) substantially in accordance with the Plans, and by contractors approved by Landlord, and (c) in compliance with all Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord, including, without limitation, the construction rules and regulations set forth on Exhibit H, and (d) at Tenant’s expense. All materials and equipment shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant’s Property) shall be subject to any lien or other encumbrance.

Section 5.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date or the effective date of an earlier termination of this Lease, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, remove any Specialty Alterations and close up any slab penetrations in the Premises. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property or by the closing of any slab penetrations, and upon default thereof, Tenant shall reimburse Landlord for Landlord’s cost of repairing and restoring such damage. Any Specialty Alterations or Tenant’s Property not so removed shall be deemed abandoned and Landlord may retain or remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. All other Alterations shall become Landlord’s property upon expiration or any termination of this Lease.

Section 5.4 Mechanic’s Liens. Tenant, at its expense, shall discharge any lien or charge recorded or filed against the Property in connection with any work done or claimed to have been done by or on behalf of, or materials furnished or claimed to have been furnished to, Tenant, within 10 days after Tenant’s receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law.

Section 5.5 Labor Relations. All workmen and mechanics performing any Alterations must work in harmony and not interfere with labor employed by Landlord, Landlord’s contractors or by any other tenants or their contractors. To that end, unless otherwise permitted by Landlord in writing, all Alterations shall be done by union labor having the same or a compatible union affiliation as other workmen or mechanics performing work for Landlord, Landlord’s contractors or by any other tenants or their contractors. If at any time during the course of the Alterations, any workmen or mechanics performing the Alterations are not of the same union affiliation or are unable to work in harmony, or interfere, with labor employed by Landlord, Landlord’s contractors or by any other tenants or their contractors, then the approval granted by Landlord to Tenant for the subject Alterations may be withdrawn by Landlord upon 48 hours, written notice to Tenant, and Tenant shall thereafter cause the Alterations to cease and shall restore the Premises to the condition as existed prior to the commencement of such Alterations.

Section 5.6 Tenant’s Costs. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration, to operate elevators or otherwise to facilitate Tenant’s Alterations. In addition, Tenant shall pay to Landlord, upon demand, an administrative fee in an amount equal to 5% of the total cost of such Alterations, At Landlord’s request, Tenant shall deliver to Landlord reasonable supporting documentation evidencing the hard and soft costs incurred by Tenant in designing and constructing any Alterations.

Section 5.7 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding all necessary licenses to perform such work, (b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord.

Section 5.8 Legal Compliance. The approval of Plans, or consent by Landlord to the making of any Alterations, does not constitute Landlord’s representation that such Plans or Alterations comply with any Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Plans, or Landlord’s consent to Tenant’s performing any Alterations. If any Alterations made by or on behalf of Tenant, require Landlord to make any alterations or improvements to any part of the Building in order to comply with any Requirements, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

Section 5.9 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds 80 pounds per square foot “live load”. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof.

ARTICLE 6

REPAIRS

Section 6.1 Landlord’s Repair and Maintenance. Landlord shall operate, maintain and, except as provided in Section 6.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems, and (ii) the Common Areas, in conformance with standards applicable to Comparable Buildings.

Section 6.2 Tenant’s Repair and Maintenance. Tenant shall promptly, at its expense and in compliance with Article 5, make all nonstructural repairs to the Premises and the fixtures, equipment and appurtenances therein (including all electrical and plumbing systems in and serving the Premises from the point of connection to the Building Systems) and all Specialty Alterations; but excluding repairs, maintenance and replacement of exterior windows, atrium windows, exterior signs, the base Building heating, ventilation and air conditioning systems located in the Premises, the base Building life safety systems located in the Premises and non-Specialty Alteration lightbulbs, lamps and ballasts located in the Premises, which shall be repaired, maintained and replaced as necessary by Landlord and, to the extent applicable, the cost of such repairs, maintenance and replacements will be included in Operating Expenses (collectively, “Tenant Fixtures”), as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible. All damage to the Building or to any portion thereof or to any Tenant Fixtures requiring structural or nonstructural repair caused by or resulting from any act, omission, neglect or improper conduct of a Tenant Party or the moving of Tenant’s Property or Equipment into, within or out of the Premises by a Tenant Party, shall be repaired at Tenant’s expense by Tenant or by Landlord in accordance with the allocation of repair responsibilities set forth above. All Tenant repairs shall be of good quality utilizing new construction materials.

Section 6.3 Restorative Work. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building and Building Systems, including changing the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets or other Common Areas (collectively, “Restorative Work”), as Landlord deems necessary or desirable, and to take all materials into the Premises required for the performance of such Restorative Work, provided that (a) the level of any Building service shall not decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such Restorative Work) and (b) Tenant is not deprived of access to the Premises. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of such Restorative Work. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant’s other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others performing, or failing to perform, any Restorative Work.

ARTICLE 7

INCREASES IN TAXES AND OPERATING EXPENSES

Section 7.1 Definitions. For the purposes of this Article 7, the following terms shall have the meanings set forth below:

(a) “Assessed Valuation” shall mean the amount for which the Property is assessed by any Governmental Authority for the purpose of imposition of Taxes.

(b) “Base Operating Expenses” shall mean the Operating Expenses for the Base Year.

(c) “Base Taxes” shall mean the Taxes payable on account of the Base Year.

(d) “Calendar Year” shall mean each calendar year all or any portion of which occurs during the Term and “Comparison Year” shall mean any Calendar Year commencing subsequent to the Base Year.

(e) “Operating Expenses” shall mean the aggregate of all costs and expenses paid or incurred by or on behalf of Landlord in connection with the ownership, operation, repair and maintenance of the Property, including, but not limited to, the following:

(i) capital improvements incurred after the Base Year only if such capital improvement either (A) is reasonably intended to result in a reduction in Operating Expenses (as for example, a labor-saving improvement) provided, the amount included in Operating Expenses in the Base Year or any Comparison Year shall not exceed an amount equal to the savings reasonably anticipated to result from the installation and operation of such improvement, and/or (B) is made during the Base Year or any Comparison Year in compliance with Requirements. Such capital improvements shall be amortized (with interest at the Base Rate) on a straight-line basis over such period as Landlord shall reasonably determine, and the amount included in Operating Expenses in the Base Year or any Comparison Year shall be equal to the annual amortized amount; and

(ii) costs of maintaining and operating (including the reasonable rental value thereof) the management and engineering offices, if any, for the Building.

Operating Expenses shall not include any Excluded Expenses.

If during all or part of the Base Year or any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such period, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for the Base Year or any Comparison Year, if less than 95% of the Building rentable area is occupied by tenants at any time during the Base Year or such Comparison Year, then Operating Expenses shall be determined for the Base Year or such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95% throughout the Base Year or such Comparison Year. If in any Comparison Year the cost of premiums for insurance coverage with respect to terrorist acts and occurrences is less than the cost of such premiums included in Base Operating Expenses, Landlord may subtract from Base Operating Expenses an amount equal to the difference in such cost of premiums commencing with such Comparison Year.

(f) “Statement” shall mean a statement containing a comparison of (i) the Taxes payable for the Base Year and for any Comparison Year, or (ii) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

(g) “Taxes” shall mean (i) all real estate taxes, assessments, sewer and water rents, Business Improvement District assessments and charges, and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Property or in connection with the use thereof (including any transit, personal property, sales, rental, use, gross receipts, or occupancy taxes, vault rental and other taxes and assessments), and (ii) all expenses (including reasonable attorneys’ fees and disbursements and experts’ and other witnesses’ fees) incurred in contesting any of the foregoing or the Assessed Valuation of the Property (but such expenses will not be included in Base Taxes if incurred during the Base Tax Year). Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord’s late payment of Taxes, (y) franchise, transfer, gift, inheritance, estate or net income taxes imposed upon Landlord, or (z) deed transfer, transfer of economic interests or recordation taxes. For purposes hereof, “Taxes” for any Calendar Year shall be deemed to be the Taxes which are assessed, levied or imposed for such Calendar Year regardless of when due or paid. If any Taxes are assessed on a fiscal year (rather than a Calendar Year), Landlord shall have the right to equitably allocate such Taxes on a Calendar Year basis. If Landlord elects to pay any assessment in annual installments, then (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (ii) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the Effective Date shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Property and imposed upon Landlord, (3) a license fee measured by the rents, or (4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, including business improvement district impositions then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes.

Section 7.2 Tenant’s Tax Payment.

(a) If the Taxes payable for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Tax Payment”). For each Comparison Year, Landlord shall furnish to Tenant a statement setting forth Landlord’s reasonable estimate of Tenant’s Tax Payment for such Comparison Year (the “Tax Estimate”). Tenant shall pay to Landlord on the 1st day of each month during such Comparison Year an amount equal to 1/12 of the Tax Estimate for such Comparison Year. If Landlord furnishes a Tax Estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall pay to Landlord on the I st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.2 during the last month of the preceding Comparison Year, (ii) promptly after the Tax Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant staling whether the installments of Tenant’s Tax Estimate previously made for such Comparison Year were greater or less than the installments of Tenant’s Tax Estimate to be made for such Comparison Year in accordance with the Tax Estimate, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the 1st day of the month following the month in which the Tax Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of the Tax Estimate.

(b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 7.2(a) exceeded the actual amount of Tenant’s Tax Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant’s Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 Business Days after delivery of the Statement to Tenant.

(c) Only Landlord may institute proceedings to reduce the Assessed Valuation of the Property and the filings of any such proceeding by Tenant without Landlord’s consent shall constitute an Event of Default. If the Taxes payable for the Base Year are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant’s Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 10 Business Days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant’s Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation. The benefit of any exemption or abatement relating to all or any part of the Property shall accrue solely to the benefit of Landlord and Taxes shall be computed without taking into account any such exemption or abatement.

(d) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if such tax is payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord’s demand.

(e) Tenant shall be obligated to make Tenant’s Tax Payment regardless of whether Tenant may be exempt from the payment of any Taxes as the result of any reduction, abatement or exemption from Taxes granted or agreed to by any Governmental Authority, or by reason of Tenant’s diplomatic or other tax-exempt status.

(f) Tenant’s obligations to pay Taxes (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or any time after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within 30 days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within 30 days after such determination is made.

Section 7.3 Tenant’s Operating Payment.

(a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses (excluding any Base Operating Expenses that are non-recurring), Tenant shall pay to Landlord Tenant’s Proportionate Share of such excess (“Tenant’s Operating Payment”). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord’s reasonable estimate of Tenant’s Operating Payment for such Comparison Year (the “Expense Estimate”). Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to 1/12 of the Expense Estimate. If Landlord furnishes an Expense Estimate for a Comparison Year subsequent to the commencement thereof, then (a) until the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, Tenant shall pay to Landlord on the 1st day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 7.3 during the last month of the preceding Comparison Year, (b) promptly after the Expense Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant’s Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant’s Operating Payment to be made for such Comparison Year in accordance with the Expense Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 Business Days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (c) on the 1st day of the month following the month in which the Expense Estimate is furnished to Tenant, and on the 1st day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to 1/12 of Tenant’s Operating Payment shown on the Expense Estimate.

(b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. If the Statement shows that the sums paid by Tenant under Section 7.3(a) exceeded the actual amount of Tenant’s Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement shows that the sums so paid by Tenant were less than Tenant’s Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 10 Business Days after Tenant’s receipt of the Statement.

(c) Tenant’s Proportionate Share Adjustments; Allocations Within Complex. Landlord may separately determine Taxes and Operating Expenses for the Property and other buildings in the Complex. If any Taxes or Operating Expenses (or components thereof) apply to the Property and other areas of the Complex (including, without limitation, costs of shared parking facilities and other common areas, and a shared management office), Landlord shall allocate the same in accordance with sound accounting and management practices and any instruments or agreements pertaining to the sharing or allocation of the same. In the alternative, Landlord shall have the right to determine, in accordance with sound accounting and management practices, Tenant’s Proportionate Share of Taxes and Operating Expenses (or components thereof) based upon the combined total of the same for the Property and all or any such other buildings and areas of the Complex, in which event Tenant’s Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such buildings. If the Property or Complex shall contain non-office uses during any period, Landlord may determine, in accordance with sound accounting and management practices, Tenant’s Proportionate Share of Taxes and Operating Expenses for only the office portion of the Property or Complex (or for only the nonoffice portion, if this Lease permits non-office use of the Premises); in such event, Tenant’s Proportionate Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such portion for such period. Tenant’s Proportionate Share shall be subject to such other adjustments for such periods as may be applicable pursuant to Section 7.1(e)(ii), above, and pursuant to the definition of Tenant’s Proportionate Share in Article 1.

(d) Tenant’s obligations to pay Operating Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or any time after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within 30 days after Landlord sends a Statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within 30 days after such determination is made.

Section 7.4 Non-Waiver; Disputes.

(a) Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year.

(b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant (i) pays to Landlord when due the amount set forth in such Statement, without prejudice to Tenant’s right to dispute such Statement, and (ii) within 60 days after such Statement is sent, sends a notice to Landlord objecting to such Statement and specifying the reasons therefor. Tenant agrees that Tenant will not employ, in connection with any dispute under this Lease, any person or entity who is to be compensated in whole or in part, on a contingency fee basis. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to a nationally recognized public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant, such accountants and all other persons to whom Tenant gives any of the information obtained in connection with such review shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. Tenant shall pay the fees and expenses relating to such procedure, unless such accountants determine that Landlord overstated Operating Expenses by more than 5% for such Comparison Year, in which case Landlord shall pay such fees and expenses. Except as provided in this Section 7.4, Tenant shall have no right whatsoever to dispute, by judicial proceeding or otherwise, the accuracy of any Statement.

Section 7.5 Proration. If the Rent Commencement Date is not January 1, the Additional Rent for the applicable Calendar Year shall be apportioned on the basis of the number of days in the year from the Rent Commencement Date to the following December 31. If the Expiration Date occurs on a date other than December 31st, any Additional Rent under this Article 7 for the Calendar Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1st to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent under this Article 7 shall be adjusted or paid within 30 days after submission of the Statement for the last Calendar Year.

Section 7.6 No Reduction in Rent. In no event shall any decrease in Operating Expenses or Taxes in any Comparison Year below the Base Operating Expenses or Base Taxes, as the case may be, result in a reduction in the Fixed Rent or any other component of Additional Rent payable hereunder.

ARTICLE 8

REQUIREMENTS OF LAW

Section 8.1 Compliance with Requirements.

(a) Tenant’s Compliance. Tenant, at its expense, shall comply with all Requirements applicable to the Premises; and/or Tenant’s use or occupancy thereof; provided, however, that Tenant shall not be obligated to comply with any Requirements requiring any structural alterations to the Building or any alterations or repairs to any Building System unless the application of such Requirements arises from (i) the specific manner and/or nature of Tenant’s use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any repairs or alterations required for compliance with applicable Requirements shall be made (1) at Tenant’s expense by Tenant in compliance with Article 5 if such repairs or alterations are nonstructural and do not affect any Building System, and to the extent such repairs or alterations do not affect areas outside the Premises, or (2) at Landlord’s expense, by Landlord if such repairs or alterations are structural or affect any Building System, or to the extent such repairs or alterations affect areas outside the Premises. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt notice thereof.

(b) Hazardous Materials. Tenant shall not cause or permit (i) any Hazardous Materials to be brought onto the Property, (ii) the storage or use of Hazardous Materials in or about the Building or Premises (subject to the second sentence of this Section 8.1(b)) or (iii) the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant’s use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from the presence of Hazardous Materials at the Property which is caused or permitted by a Tenant Party. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time.

(c) Landlord’s Compliance. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Property which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant’s use and occupancy of the Premises for the Permitted Uses. Landlord represents to Tenant that as of the date of this Lease, Landlord has not received any written notice of any asbestos or other Hazardous Materials in the Building in violation of any applicable Requirement.

(d) Landlord’s Insurance. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord’s insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department or any other Governmental Authority having jurisdiction over the Building, (iii) cause an increase in the premiums of fire insurance for the Building over that payable with respect to Comparable Buildings, or (iv) result in Landlord’s insurance companies’ refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If fire insurance premiums increase as a result of Tenant’s failure to comply with the provisions of this Section 8.1, Tenant shall promptly cure such failure and shall reimburse Landlord for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant.

Section 8.2 Fire and Life Safety. Any modifications to the Building fire alarm and life safety systems required by Tenant or completed as part of the Initial Installations shall be at Tenant’s sole cost and expense, subject to the terms of the Workletter attached hereto as Exhibit C. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord’s insurers requires or recommends any modifications and/or alterations be made or any additional equipment be supplied in connection with the sprinkler system or fire alarm and life-safety system serving the Building by reason of Tenant’s business, any Alterations performed by Tenant or the location of the partitions, Tenant’s Property, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant’s expense.

ARTICLE 9

SUBORDINATION

Section 9.1 Subordination and Attornment.

(a) This Lease is subject and subordinate to all Mortgages and Superior Leases, and at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

(b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord’s written agreement to accept Tenant’s attornment and to recognize Tenant’s interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Section 9.1 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant’s tenancy, and (iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not increase the Rent, materially increase Tenant’s obligations or materially and adversely affect Tenant’s rights under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

(i) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord’s interest and Tenant gives notice of such act or omission);

(ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord;

(iii) bound by any prepayment of more than one month’s Rent to any prior landlord;

(iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest;

(v) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord;

(vi) bound by any modification, amendment, or renewal of this Lease made without successor landlord’s consent;

(vii) liable for the repayment of any security deposit or surrender of any letter of credit, unless and until such security deposit actually is paid or such letter of credit is actually delivered to such successor landlord; or

(viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation.

(c) Tenant shall from time to time within ten (10) business days of request from Landlord execute and deliver any documents or instruments that may be reasonably required by any Mortgagee or Lessor to confirm any subordination.

Section 9.2 Mortgage or Superior Lease Defaults. Any Mortgagee may elect that this Lease shall have priority over the Mortgage and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Property, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not increase the Rent, materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.

Section 9.3 Tenant’s Termination Right. As long as any Superior Lease or Mortgage exists, Tenant shall not seek to terminate this Lease by reason of any act or omission of Landlord until (a) Tenant shall have given notice of such act or omission to all Lessors and/or Mortgagees, and (b) a reasonable period of time shall have elapsed following the giving of notice of such default and the expiration of any applicable notice or grace periods (unless such act or omission is not capable of being remedied within a reasonable period of time), during which period such Lessors and/or Mortgagees shall have the right, but not the obligation, to remedy such act or omission and thereafter diligently proceed to so remedy such act or omission. If any Lessor or Mortgagee elects to remedy such act or omission of Landlord, Tenant shall not seek to terminate this Lease so long as such Lessor or Mortgagee is proceeding with reasonable diligence to effect such remedy.

Section 9.4 Provisions. The provisions of this Article 9 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

Section 9.5 Future Condominium Declaration. This Lease and Tenant’s rights hereunder are and will be subject and subordinate to any condominium declaration, by-laws and other instruments (collectively, the “Condominium Documents”) which may be recorded in order to subject the Building to a condominium form of ownership pursuant to the laws of the Commonwealth of Pennsylvania, provided that the Condominium Documents do not by their terms increase the Rent, materially increase Tenant’s non-Rent obligations or materially and adversely affect Tenant’s rights under this Lease. At Landlord’s request, and subject to the foregoing proviso, Tenant will execute and deliver to Landlord an amendment of this Lease confirming such subordination and modifying this Lease to conform to such condominium regime.

ARTICLE 10

SERVICES

Section 10.1 Electricity. Subject to any Requirements or any public utility rules or regulations governing energy consumption, Landlord shall make or cause to be made, customary arrangements with utility companies and/or public service companies to furnish electric current to the Premises for Tenant’s use in accordance with the Design Standards set forth in Exhibit D (“Design Standards”) for electrical usage. If Landlord reasonably determines by the use of an electrical consumption survey or by other reasonable means that Tenant is using electric (including overhead fluorescent fixtures) in excess of 4 watts per useable square foot of demand load (“Excess Electrical Usage”), then Landlord shall have the right to charge Tenant an amount equal to Landlord’s reasonable estimate of Tenant’s Excess Electrical Usage, and shall have the further right to install a separate electric current meter, submeter or check meter in the Premises (a “Meter”) to measure the amount of electric current consumed in the Premises, The cost of such Meter, special conduits, wiring and panels needed in connection therewith and the installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall pay to Landlord, from time to time, but no more frequently than monthly, for its Excess Electrical Usage at the Premises, plus Landlord’s charge equal to 10% of Tenant’s Excess Electrical Usage for Landlord’s costs of maintaining, repairing and reading such Meter. The rate to be paid by Tenant for submetered electricity shall include any taxes or other charges in connection therewith.

Section 10.2 Excess Electricity. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord’s reasonable judgment, would exceed the capacity of the electrical equipment serving the Premises or which interferes with the electrical service to other tenants of the Building. If Landlord determines that Tenant’s electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, “Electrical Equipment”), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant’s need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant’s expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, determines that (a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage to the Building or the Premises, cause or create a hazardous condition, entail excessive or unreasonable alterations, interfere with or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the utility company serving the Building.

Section 10.3 Elevators. Landlord shall provide passenger elevator service for the Premises 24 hours per day, 7 days per week; provided, however. Landlord may limit passenger elevator service during non-Ordinary Business Hours.

Section 10.4 Heating, Ventilation and Air Conditioning. Landlord shall furnish to the Premises heating, ventilation and air-conditioning (“HVAC”) in accordance with the Design Standards for HVAC usage during Ordinary Business Hours. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, “Mechanical Installations”), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord’s access thereto or the moving of Landlord’s equipment to and from the Mechanical Installations. No Tenant Party shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations. Landlord shall not be responsible if the HVAC System fails to provide cooled or heated air, as the case may be, to the Premises in accordance with the Design Standards for HVAC usage by reason of (i) any equipment installed by, for or on behalf of Tenant, which has an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as set forth on Exhibit D, or (ii) any rearrangement of partitioning or other Alterations made or performed by, for or on behalf of Tenant. Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades shall be subject to Landlord’s approval (not to be unreasonably withheld), and shall keep operable windows in the Premises closed, and lower the blinds when necessary because of the sun’s position, whenever the HVAC System is in operation or as and when required by any Requirement. Tenant shall cooperate with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

Section 10.5 Supplemental Heating, Ventilation and Air Conditioning. If, at Tenant’s request or due to Tenant’s particular use or occupancy of the Premises, the Premises or any portion thereof is at any time served by any supplemental heating, ventilation and air conditioning unit(s) that taps into the base Building HVAC System condenser water loop (whether one or more, but exclusive of any units that are part of the base Building HVAC System, the “Supplemental HVAC Units”), (a) Tenant shall pay Landlord within thirty (30) days after Landlord gives Tenant an invoice therefor, on a monthly basis, a charge of $10.00 per ton for each Supplemental HVAC Unit; (b) Tenant, at Tenant’s expense, shall install an electric submeter for the Supplemental HVAC Unit(s) concurrently with Tenant’s installation of such Supplemental Units(s): (c) Landlord shall read the submeter (with Tenant providing Landlord with reasonable access thereto) and Tenant shall pay to Landlord all electricity charges (including any taxes and other fees associated with such electricity charges) measured on such submeter within thirty (30) days after receipt of an invoice therefor; (d) Tenant, at Tenant’s expense, shall at all times maintain a Supplemental HVAC Unit(s) service contract with a firm and upon such terms as may be reasonably satisfactory to Landlord; (e) Tenant shall provide Landlord with such documentation and other evidence as Landlord might reasonably request from time to time to demonstrate Tenant’s proper maintenance of the Supplemental HVAC Unit(s) including, without limitation, Tenant’s compliance with all of the equipment manufacturer’s warranties, rules and requirements with respect to the Supplemental HVAC Unit(s); and (f) in no event shall Landlord be liable for, and Tenant hereby waives any claim for, any Losses and other damages whether direct, indirect, consequential or punitive damages, including loss of profits or business opportunity to persons, property, equipment or otherwise arising in connection with the base Building HVAC System including any failure of the base Building HVAC system condenser water loop and/or any equipment related thereto to operate as such loop and/or equipment was designed to operate and regardless of the cause of such failure. Notwithstanding the foregoing subpart(a), in the event that Tenant installs a Supplemental HVAC Unit of five (5) tons or less in the Premises, other than for its computer room, then Tenant shall not incur fees for tapping into the Building HVAC condenser water loop for such Supplemental HVAC Unit.

Section 10.6 Overtime HVAC. The Fixed Rent does not include any charge to Tenant for the furnishing of HVAC to the Premises during any periods other than Ordinary Business Hours (“Overtime Periods”). If Tenant desires HVAC services during Overtime Periods, Tenant shall deliver notice to the Building office requesting such services by 2:00 p.m. of the Business Day on which or preceding the date such services are to be provided; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the cost thereof at Landlord’s then established rate for such service in the Building, presently estimated at $203 per hour.

Section 10.7 Cleaning. Landlord shall cause the Premises (excluding any portions thereof used for the storage, preparation, service or consumption of food or beverages, as an exhibition area or classroom, for storage, as a shipping room, mail room or similar purposes, for private bathrooms, showers or exercise facilities, as a trading floor, or primarily for operation of computer, data processing, reproduction, duplicating or similar equipment) to be cleaned, substantially in accordance with the standards set forth in Exhibit E. Landlord reserves the right to modify such standards from time-to-time provided that Landlord’s cleaning standards shall be reasonably consistent with those provided in Comparable Buildings. Any areas of the Premises which Landlord is not required to clean hereunder or which require additional cleaning shall be cleaned, at Tenant’s expense, by Landlord’s cleaning contractor for such charge as Landlord establishes from time to time, Landlord’s cleaning contractor and its employees shall have access to the Premises at all times except between 8:00 a.m. and 5:30 p.m. on weekdays which are not Observed Holidays.

Section 10.8 Water. Landlord shall provide water in the core lavatories, drinking fountains and janitor’s closets on each floor of the Building. If Tenant requires water in excess of that used by a normal office building tenant of similar size using its premises for normal office use, Tenant shall pay for the cost of bringing water to the Premises and Landlord may install a meter to measure the water. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water consumed.

Section 10.9 Refuse Removal. Landlord shall provide refuse removal services at the Building for ordinary office refuse and rubbish. Tenant shall pay to Landlord, Landlord’s reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse customarily generated by general office tenants. Tenant shall not dispose of any refuse in the Common Areas, and if Tenant does so, Tenant shall be liable for Landlord’s reasonable charge for such removal. Tenant shall, at its sole cost and expense, comply with all present and future Requirements regarding the collection, sorting, separation, and recycling of trash. Each separately sorted category of trash shall be placed in separate receptacles as directed by Landlord.

Section 10.10 Directory. Landlord shall list Tenant on at least one of the Building directories located in the first floor lobbies of the Building. The Building directory listing Tenant’s name will be shared with other Building tenants and space on the directory shall be equitably apportioned amongst the tenants.

Section 10.11 Tenant Access to Premises. Tenant shall have access to the Premises 24 hours a day, seven days a week. Outside of Ordinary Business Hours, Building access will be monitored by an electronic card or key security and access system or any such successor system installed and maintained by Landlord. Tenant shall be responsible for access control to the Premises at Tenant’s sole cost and expense.

Section 10.12 Telecommunications. If Tenant requests that Landlord grant access to the Building to a telecommunications service provider designated by Tenant for purposes of providing telecommunications services to Tenant, Landlord shall use its good faith efforts to respond to such request within 30 days. Tenant acknowledges that nothing set forth in this Section shall impose any affirmative obligation on Landlord to grant such request and that Landlord, in its sole discretion, shall have the right to determine which telecommunications service providers shall have access to Building facilities.

Section 10.13 Service Interruptions. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for Restorative Work which, in Landlord’s reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such Restorative Work is completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises as a result of any such interruption, curtailment or failure or defect in any such service, or change in the supply, character and/or quantity of, electrical service, and to restore any such services, remedy such situation and minimize any interference with Tenant’s business. The exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or any Indemnified Party by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electrical service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord.

Section 10.14 Service Additions and Omissions. Except with respect to the services that Landlord otherwise agrees to provide as set forth in this Article, Landlord shall have the right to add, modify and/or curtail any Building services as Landlord determines appropriate from time to time in Landlord’s sole discretion.

ARTICLE 11

INSURANCE; PROPERTY LOSS OR DAMAGE

Section 11.1 Tenant’s Insurance.

(a) Tenant, at its expense, shall obtain and maintain in full force and effect the following insurance policies throughout the term of the Lease:

(i) Commercial General Liability (“CGL”) Insurance on an occurrence basis covering liability arising from premises operations, independent contractors, product-completed operations, personal injury, advertising injury, bodily injury, death and/or property damage occurring in or about the Building, under which Tenant is insured and Landlord, Landlord’s Agent and any Lessors and any Mortgagees whose names have been furnished to Tenant are named as additional insureds (the “Insured Parties”). Such insurance shall provide primary coverage without contribution from any other insurance or self-insurance carried by or for the benefit of the Insured Parties, and such insurance shall include blanket broad-form contractual liability coverage. The minimum limits of liability applying exclusively to the Premises shall be $3,000,000.00 per occurrence and $5,000,000.00 aggregate. If CGL contains a general aggregate limit, it shall apply separately to this location. Landlord shall retain the right to require Tenant to increase such coverage at the time of Lease renewal to that amount of insurance which in Landlord’s commercially reasonable judgment is then being customarily required by landlords for similar office space in Comparable Buildings. There shall be no deductible or self-insurance without prior written consent of Landlord.

(ii) All-Risk Commercial Property Insurance (Including the Perils of Flood and Earthquake), insuring Tenant’s Property and Above Building Standard Installations, for the full replacement value thereof, having a deductible amount, if any, not in excess of $25,000 without prior written consent of Landlord. Flood and Earthquake coverage with a limit as close to the full replacement cost of the property covered as is reasonably available shall be provided. The Insured Parties shall be included as Loss Payee(s) with respect to all Alterations.

(iii) Builder’s Risk during the performance of any Alteration, including without limitation any initial tenant fit-out work to ready the Premises for Tenant’s occupancy, until completion thereof, on an “All Risk” basis including a permission to complete and occupy and flood including resulting water damage endorsements, for full replacement value covering the interest of Landlord and Tenant (and all respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Premises or evidence of coverage under the “All Risk” property insurance policies. The Insured Parties shall be named as additional insureds.

(iv) Business Interruption Insurance covering a minimum of one year of anticipated gross Rent.

(v) Workers’ Compensation Benefits insurance as required by law or by statute, and Employer’s Liability with a limit not less than $1,000,000 each accident for bodily injury by accident or $1,000,000 each employee for bodily injury by disease. A deductible or self‑insured retention for such policy shall not exceed $25,000 without prior written consent of Landlord.

(vi) Commercial Automobile Liability Insurance (if the Tenant is operating a fleet out of the Premises) covering any auto including owned, hired, and non-owned autos, as applicable, with a combined single limit with respect to each occurrence in an amount of not less than $1,000,000. The Commercial Auto policy shall include contractual liability coverage. The Insured Parties shall be named as additional insureds.

(b) All insurance required to be carried by Tenant shall contain a provision that the Insured Parties receive thirty (30) days prior written notice in advance of any termination or material change (except that notice of termination for nonpayment of premium shall be 10-days) of the policies that would affect the interest of any of the Insured Parties and shall be effected under valid and enforceable policies issued by reputable insurers authorized to do business in the Commonwealth of Pennsylvania and rated in AM Best’s Insurance Guide, or any successor thereto as having an AM Best’s Rating of “A” or better and a Financial Size Category of at least “X” or better, or if such ratings are not then in effect, the equivalent thereof.

(c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate certificates of insurance, that evidence insurance required to be covered by this Article 11, the waivers of subrogation required by Section 11.2, the Insured Parties are named as additional insureds/loss payees as required pursuant to this Article 11, and the commercial general liability is primary, non-contributory, and not excess of any other valid and collectible insurance. Evidence of each renewal or replacement policies shall be delivered by Tenant to Landlord at least ten (10) days after the expiration of the policies.

(d) By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed a limitation on or transfer of Tenant’s liability under the indemnities granted to Landlord in this contract.

(e) All rights that inure to the benefit of the Landlord shall not be prejudiced by the expiration of the Lease.

(f) Tenant may satisfy the limits of liability required herein with a combination of umbrella and/or excess policies of insurance where applicable, provided that such policies comply with all of the provisions hereof (including, without limitation, with respect to scope of coverage and naming of the Insured Parties as additional insureds).

Section 11.2 Waiver of Subrogation. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Property and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance, regardless of whether such loss or damage is caused by the negligence of Landlord or Tenant, arising out of any of the perils or casualties insured against by the property insurance policies carried, or required to be carried, by the parties pursuant to this Lease. In addition, Landlord and Tenant shall have no liability to one another for any deductible amount carried under any policy. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any Above Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

Section 11.3 Restoration.

(a) If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, the damage shall be repaired by Landlord, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord’s repair obligation shall be limited to base level Alterations and improvements that are typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations”), and Landlord shall have no obligation to repair or restore (i) Tenant’s Property or (ii) except as provided in Section 11.4(b), any Alterations or improvements to the Premises, to the extent such Alterations or improvements exceed Building Standard Installations (“Above Building Standard Installations”). So long as Tenant is not in default beyond applicable grace or notice provisions in the payment or performance of its obligations under this Section 11.4, and provided Tenant timely delivers to Landlord either Tenant’s Restoration Payment (as hereinafter defined) or the Restoration Security (as hereinafter defined) or Tenant expressly waives any obligation of Landlord to repair or restore any of Tenant’s Above Building Standard Installations, then until the restoration of the Premises is Substantially Completed or would have been Substantially Completed but for Tenant Delay, Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises.

(b) As a condition precedent to Landlord’s obligation to repair or restore any Above Building Standard Installations, Tenant shall (i) pay to Landlord upon demand a sum (“Tenant’s Restoration Payment”) equal to the amount, if any, by which (A) the cost, as estimated by a reputable independent contractor designated by Landlord, of repairing and restoring all Alterations and Initial Installations in the Premises to their condition prior to the damage, exceeds (B) the cost of restoring the Premises with Building Standard Installations, or (ii) furnish to Landlord security (the “Restoration Security”) in form and amount reasonably acceptable to Landlord to secure Tenant’s obligation to pay all costs in excess of restoring the Premises with Building Standard Installations. If Tenant shall fail to deliver to Landlord either (1) Tenant’s Restoration Payment or the Restoration Security, as applicable, or (2) a waiver by Tenant, in form satisfactory to Landlord, of all of Landlord’s obligations to repair or restore any of the Above Building Standard Installations, in either case within 15 days after Landlord’s demand therefor, Landlord shall have no obligation to restore any Above Building Standard Installations and Tenant’s abatement of Fixed Rent, Tenant’s Tax Payment and Tenant’s Operating Payment shall cease when the restoration of the Premises (other than any Above Building Standard Installations) is Substantially Complete.

Section 11.4 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Section 11.4, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, terminate this Lease by notice to Tenant, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord, similarly terminates the leases of other tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant’s liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

Section 11.5 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date by which such contractor or architect estimates the restoration of the Premises (excluding any Above Building Standard Installations) shall be Substantially Completed. If such date, as set forth in the Restoration Notice, is more than 12 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than 30 days following delivery of the Restoration Notice to Tenant. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 11.5.

Section 11.6 Final 18 Months. Notwithstanding anything to the contrary in this Article 11, if any damage during the final 18 months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 11.7, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than 50% of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than 90 days.

Section 11.7 Landlord’s Liability. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Insured Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or the parking garage or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building or the parking garage (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the

Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises during the performance of any such repair or restoration.

ARTICLE 12

EMINENT DOMAIN

Section 12.1 Taking.

(a) Total Taking. If all or substantially all of the Property, the Complex, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose (a “Taking”), this Lease shall terminate and the Term shall end as of the date of the vesting of title and Rent shall be prorated and adjusted as of such date.

(b) Partial Taking. Upon a Taking of only a part of the Property, the Complex, the Building or the Premises then, except as hereinafter provided in this Article 12, this Lease shall continue in full force and effect, provided that from and after the date of the vesting of title, Fixed Rent and Tenant’s Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such Taking.

(c) Landlord’s Termination Right Whether or not the Premises are affected, Landlord may, by notice to Tenant, within 60 days following the date upon which Landlord receives notice of the Taking of all or a portion of the Property, the Complex, the Building or the Premises, terminate this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50% of the rentable area of the Building.

(d) Tenant’s Termination Right If the part of the Property so Taken contains more than 20% of the total area of the Premises occupied by Tenant immediately prior to such Taking, or if, by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant is given notice of such Taking. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice. If a part of the Premises shall be so Taken and this Lease is not terminated in accordance with this Section 12.1 Landlord, without being required to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so Taken to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such Taking, excluding Tenant’s Property and Above Building Standard Installations.

(e) Apportionment of Rent Upon any termination of this Lease pursuant to the provisions of this Article 12, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

Section 12.2 Awards. Upon any Taking, Landlord shall receive the entire award for any such Taking, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term or Tenant’s Alterations; and Tenant hereby assigns to Landlord ail of its right in and to such award. Nothing contained in this Article 12 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property or Above Building Standard Installations included in such Taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

Section 12.3 Temporary Taking. If all or any part of the Premises is Taken temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

ARTICLE 13

ASSIGNMENT AND SUBLETTING

Section 13.1 Consent Requirements.

(a) No Assignment or Subletting. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law (including by merger) or otherwise, and shall not sublet, or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord’s prior consent in each instance, which consent shall not be unreasonably conditioned, withheld or delayed. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 13 shall be void and shall constitute an Event of Default.

(b) Collection of Rent. If, without Landlord’s consent, this Lease is assigned or transferred, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 13, an acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s covenants hereunder, and in all cases Tenant shall remain fully liable for its obligations under this Lease.

(c) Further Assignment/Subletting. Landlord’s consent to any assignment, transfer or subletting shall not relieve Tenant from the obligation to obtain Landlord’s consent to any further assignment, transfer or subletting. In no event shall any permitted subtenant assign, transfer or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

Section 13.2 Tenant’s Notice. If Tenant desires to assign or transfer this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment or transfer of this Lease, the date Tenant desires the assignment or transfer to be effective, and (b) with respect to a sublet of all or a part of the Premises, a description of the portion of the Premises to be sublet and the commencement date of such sublease. Such notice shall be deemed an irrevocable 30 day offer from Tenant to Landlord of the right, at Landlord’s option, (1) if the proposed transaction is an assignment or transfer of this Lease, to terminate this Lease with respect to the entire Premises, (2) if the proposed transaction is a sublease of 75% or more of the rentable square footage of the Premises and the term of such sublease (including any extension options provided for under the sublease) would either be for 75% or more of the then remaining Term of this Lease (without regard to any then unexercised extension options under this Lease) or for a period expiring during the last 18 months of the Term of this Lease (without regard to any then unexercised extension options under this Lease, but considering all extension options granted under the proposed sublease), to terminate this Lease with respect to the entire Premises, or (3) if Landlord elects not to exercise its termination right under clause (2) or if the proposed transaction is a sublease that does not fall within the criteria set forth in clause (2), to terminate this Lease with respect to the space that Tenant proposes to sublease (the “Partial Space”). Such option may be exercised by notice from Landlord to Tenant within 30 days after delivery of Tenant’s notice. If Landlord exercises its option to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment, transfer or sublease was to commence, provided that such date is in no event earlier than 90 days after the date Landlord receives the above notice unless Landlord agrees to such earlier date, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant’s prospective assignee, transferee or subtenant. Tenant shall pay all costs to make the Partial Space a self-contained rental unit and to install any required Building corridors. Notwithstanding anything to the contrary in this Section 13.2, Tenant may withdraw its request to assign or transfer this Lease or sublet all or any portion of the Premises within five (5) days following Tenant’s receipt of Landlord notice of Landlord’s exercise of its rights under this Section 13.2.

Section 13.3 Conditions to Assignment/Subletting.

(a) Provided that no Event of Default then exists, Landlord’s consent (if required under this Article 13) to the proposed assignment, transfer or subletting shall be granted or denied within 15 days after delivery to Landlord of (i) a true and complete statement reasonably detailing the identity of the proposed assignee, transferee or subtenant (“Transferee”), the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the Transferee, including its most recent financial statements, (iii) a copy of the assignment or sublease document, and (iv) any other information Landlord may reasonably request. Such consent shall not be unreasonably withheld, conditioned or delayed, provided that Landlord shall base its decision upon relevant factors which may include the following:

a. in Landlord’s reasonable judgment, the Transferee is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) is for the Permitted Uses, (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building, and (4) will not attract a volume, frequency or type of visitor or employee to the Building which is not in keeping with the then standards of the Building and will not impose an excessive demand on or use of the facilities or services of the Building;

b. the Transferee is reputable with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be;

c. if Landlord has, or reasonably expects to have within two months thereafter, comparable space available in the Building, neither the Transferee nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the Transferee is then an occupant of the Building;

d. the Transferee is not a person or entity (or affiliate of a person or entity) with whom Landlord is then or has been within the prior six months negotiating in connection with the rental of space in the Building;

e. there shall be not more than two subtenants on each floor of the Premises;

f. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the Transferee and all legal costs reasonably incurred in connection with the granting of any requested consent, not to exceed $2,500; and

g. the Transferee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the Commonwealth of Pennsylvania.

(b) with respect to each and every subletting, transfer and/or assignment approved by Landlord under the provisions of this Lease:

(i) the form of the proposed assignment, transfer agreement or sublease shall be reasonably satisfactory to Landlord;

(ii) no sublease shall be for a term ending later than one day prior to the Expiration Date;

(iii) no Transferee shall take possession of any part of the Premises, until an executed counterpart of such sublease, transfer agreement or assignment has been delivered to Landlord and approved by Landlord as provided in Section 13.8;

(iv) if an Event of Default occurs prior to the effective date of such assignment, transfer or subletting, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord’s consent pursuant to Section 13.7, such permission shall be void and without force and effect, and in either such case, any such assignment, transfer or subletting shall constitute a further Event of Default hereunder; and

(v) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate; and Tenant and each Transferee shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such Transferee against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent, (D) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such Transferee shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the subleased space or the Building, or in any way to prepare the sublet space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Section 13.3(b)(v) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

Section 13.4 Binding on Tenant; Indemnification of Landlord. Notwithstanding any assignment, transfer or subletting or any acceptance of rent by Landlord from any Transferee, Tenant shall remain folly liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant’s part to be observed and performed, and any default under any term, covenant or condition of this Lease by any Transferee or anyone claiming under or through any Transferee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all Losses resulting from any claims that may be made against Landlord by the Transferee or anyone claiming under or through any Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment, transfer or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment, transfer or sublease, or if Landlord shall exercise any of its options under this Article 13.

Section 13.5 Tenant’s Failure to Complete. If Landlord consents to a proposed assignment, transfer or sublease and Tenant fails to execute and deliver to Landlord such assignment, transfer or sublease within 90 days after the giving of such consent or the amount of space subject to such sublease varies by more than 10% from that specified in the notice given by Tenant to Landlord pursuant to Section 13.2, or the net effective rent payable under such Sublease is less than the Market Sub-rent, then Tenant shall again comply with all of the provisions and conditions of Sections 13.2,13.3 and 13.4 before assigning or transferring this Lease or subletting all or part of the Premises.

Section 13.6 Profits. If Tenant enters into any assignment, transfer or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord’s consent to such assignment, transfer or sublease, deliver to Landlord a list of Tenant’s reasonable third-party brokerage fees and legal fees paid or to be paid in connection with such transaction (collectively, “Transaction Costs”), together with a list of all of Tenant’s Property to be transferred to such Transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord evidence of the payment of such Transaction Costs promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(a) In the case of an assignment or transfer, on the effective date of the assignment or transfer, 50% of all sums and other consideration paid to Tenant by the Transferee for or by reason of such assignment or transfer (including, except to the extent prohibited by Section 26.20, sums paid for the sale or rental of Tenant’s Property, less, the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

(b) In the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the Transferee which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with, except to the extent prohibited by Section 26.20, any sums paid for the sale or rental of Tenant’s Property, less, the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs. The sums payable under this clause shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

Section 13.7 Transfers.

(a) Related Entities. If Tenant is a legal entity, the transfer (by one or more transfers), directly or indirectly, by merger, consolidation, operation of law or otherwise, of a majority of the stock or other beneficial ownership interest in Tenant or of all or substantially all of the assets of Tenant (collectively, “Ownership Interests”) shall be deemed a voluntary assignment or transfer of this Lease; provided, however, that the provisions of this Article 13 shall not apply to the transfer of Ownership Interests in Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Article the term “transfers” shall be deemed to include (x) the issuance of new Ownership Interests which results in a majority of the Ownership Interests in Tenant being held by a person or entity which does not hold a majority of the Ownership Interests in Tenant on the Effective Date and (y) except as provided below, the sale or transfer of all or substantially all of the assets of Tenant in one or more transactions and the merger or consolidation of Tenant into or with another business entity. The provisions of Section 13.1 shall not apply to transactions with a business entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets arc transferred so long as (i) such transfer was not made for the sole purpose of assigning or transferring this Lease, (ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant on the Effective Date, and (iii) proof, reasonably satisfactory to Landlord, of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such merger, consolidation, assignment or transfer. Tenant may also, upon prior notice to Landlord, permit any business entity which controls, is controlled by, or is under common control with the original Tenant (a “Related Entity”) to sublet all or part of the Premises for any Permitted Uses, provided the Related Entity is in Landlord’s reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and for so long as such entity remains a Related Entity. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease nor shall it relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than 50% of all of the Ownership Interests of such corporation or other business entity. Notwithstanding the foregoing, Tenant shall have no right to assign or transfer this Lease or sublease all or any portion of the Premises without Landlord’s consent pursuant to this Section 13.7 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant’s interest in this Lease in a transaction approved by Landlord.

(b) Applicability. The limitations set forth in this Section 13.7 shall apply to Transferee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 13.7 shall be a transfer in violation of Section 13.1.

(c) Modifications, Takeover Agreements. Any modification, amendment or extension of a sublease and/or any other agreement or transfer by which a landlord of a building other than the Building or its affiliate agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 13.1 hereof.

Section 13.8 Assumption of Obligations. No assignment or transfer of this Lease by Tenant shall be effective unless and until the Transferee executes, acknowledges and delivers to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee (a) assumes Tenant’s obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 13.1 hereof shall be binding upon it in respect of all future assignments and transfers.

Section 13.9 Tenant’s Liability. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

Section 13.10 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

Section 13.11 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant named herein, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons or entities claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord’s request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

ARTICLE 14

ACCESS TO PREMISES AND SUBSTITUTION OF PREMISES

Section 14.1 Landlord’s Access.

(a) Landlord, Landlord’s agents and utility service providers servicing the Building may erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced beyond a de minimis amount. Landlord shall promptly repair any damage to the Premises caused by any work performed pursuant to this Article 14.

(b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises during normal business hours, upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees, Lessors or tenants and their respective agents and representatives or others and to perform Restorative Work to the Premises or the Building.

(c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises, all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems; Building facilities and Common Areas are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair,

Section 14.2 Building Name. Landlord has the right at any time to change the name, number or designation by which the Building or the Complex is commonly known.

Section 14.3 Substitution of Other Premises.

(a) At any time and from time to time whether before or after the Commencement Date, upon at least 90 days prior written notice, Landlord shall have the right to substitute other space in the Building or Complex (“Substitute Space”) for the Premises by notice (a “Substitution Notice”) given to Tenant designating the space so substituted for the Premises. The Substitute Space shall have a rentable area and configuration substantially similar to the Premises. Notwithstanding such substitution of space, this Lease and all the terms, provisions, covenants and conditions contained in this Lease shall remain and continue in full force and effect, except that the Premises shall be deemed to be the Substitute Space, with the same force and effect as if the Substitute Space were originally specified in this Lease as the Premises demised hereunder.

(b) In the event of the substitution of space as provided in this Section, the following provisions (i) through (iv) shall apply:

(i) If the Substitute Space has less square footage than the Premises, then effective on the date the Substitute Space is available for occupancy by Tenant (the “Substitution Date”), the Fixed Rent and the Additional Rent payable under this Lease shall be decreased proportionately. If the Substitute Space has more square footage than the Premises, then effective on the Substitution Date, the Fixed Rent and the Additional Rent payable under this Lease shall be increased proportionately, but not by more than 5%.

(ii) Landlord shall, at Landlord’s expense, prepare the Substitute Space in substantially the same manner as the Premises were prepared for Tenant’s initial occupancy (including the Initial Installations by Landlord and Tenant’s Alterations). Landlord shall have the right to move any millwork, floor covering, cabinet work, and any other decoration as well as telephone lines and any other communication line and other reusable items, from the Premises to the Substitute Space, subject to Tenant’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. In addition, Landlord shall reimburse Tenant for Tenant’s reasonable documented costs to relocate Tenant’s fixtures, equipment and other personal property from the Premises to the Substitute Space using a moving company approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(iii) As soon as Landlord has Substantially Completed preparing the Substitute Space, Tenant, upon 45 days’ prior written notice, shall vacate and surrender the Premises within such 45 day period in the condition required by Section 18.1, and any failure to do so shall be subject to Section 18.2. Tenant shall move to the Substitute Space, at Landlord’s reasonable cost and expense. If Tenant fails to move to the Substitute Space within such 45 day period, Landlord, as Tenant’s agent, may remove Tenant from the Premises to the Substitute Space. The failure of Tenant to move to the Substitute Space pursuant to this Section within 5 days after the expiration of such 45 days’ notice shall be an Event of Default, and Tenant shall pay Rent with respect to both the Premises and Substitute Space until Tenant has moved to the Substitute Space.

(iv) Promptly after Tenant shall enter into occupancy of the Substitute Space, Landlord shall reimburse Tenant for Tenant’s reasonable, direct, out-of-pocket moving expenses, unless Landlord moved Tenant into the Substitute Space pursuant to Section (iii) above. Upon request from Landlord, Tenant shall supply Landlord with satisfactory evidence of direct out-of-pocket expenses incurred by Tenant in moving from the Premises to the Substitute Space.

(c) Following any substitution of space pursuant to this Section 14,3, Landlord and Tenant, promptly at the request of either party, shall execute and deliver a supplementary agreement setting forth such substitution of space, the Substitution Date and the decrease (if the Substitute Space is less square footage than the Premises) or the increase (if the Substitute Space is more square footage than Premises) in the Fixed Rent and Additional Rent.

(d) Notwithstanding anything in this Section 14.3 to the contrary, if Tenant is relocated to Substitute Space by a Substitution Notice during the final 365 days of the Term (with Tenant having no valid unexercised extension options remaining as of the Substitution Date), and Tenant is not satisfied, in its reasonable discretion, with the Substitute Space as identified by Landlord in the Substitution Notice, Tenant may, as its sole remedy, notify Landlord in writing (“Tenant’s Substitution Termination Notice”) no later than ten (10) days after Tenant’s receipt of the Substitution Notice, time being of the essence, that Tenant elects to terminate this Lease, in which event, this Lease shall be deemed terminated as if by lapse of time, with no termination fee, penalty or payment due Landlord whatsoever on the Substitution Date, unless, Landlord revokes the Substitution Notice by delivering written notice of such revocation to Tenant within ten (10) days after Landlord’s receipt of Tenant’s Substitution Termination Notice, in which event this Lease shall continue in full force and effect as if Tenant’s Substitution Termination Notice had not been delivered and Landlord’s Substitution Notice shall be deemed void.

Section 14.4 Light and Air. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any Restorative Work, any of such windows are permanently darkened or covered over due to any Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

ARTICLE 15

DEFAULT

Section 15.1 Tenant’s Defaults. Each of the following events shall be an “Event of Default” hereunder:

(a) Tenant fails to pay when due any installment of Rent and such default shall continue for five days after written notice of such default is given to Tenant except that if Landlord shall have given two such notices of default in the payment of any Rent in any 12 month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as 12 consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such 12 month period after the giving of two such notices shall constitute an Event of Default; or

(b) Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure continues for more than 30 days (10 days with respect to a default under Article 3) after notice by Landlord to Tenant of such default, or if such default (other than a default under Article 3) is of a nature that it cannot be completely remedied within 30 days, failure by Tenant to commence to remedy such failure within said 30 days, and thereafter diligently prosecute to completion all steps necessary to remedy such default, provided in all events the same is completed within 90 days; or

(c) if Landlord applies or retains any part of the security held by Landlord hereunder, and Tenant fails to deposit with Landlord the amount so applied or retained by Landlord, or to provide Landlord with a replacement Letter of Credit (as hereinafter defined), if applicable, within ten (10) days after notice by Landlord to Tenant stating the amount applied or retained; or

(d) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property; or

(e) a court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a trustee, receiver or liquidator of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof.

Section 15.2 Landlord’s Remedies.

(a) Upon the occurrence of an Event of Default, Landlord, at its option, and without limiting the exercise of any other right or remedy Landlord may have on account of such Event of Default under this Lease or applicable Requirements, and without any further demand or notice, may give to Tenant notice of (i) the termination of this Lease, in which event this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the termination date set forth in such notice with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein, and/or (ii) the termination of Tenant’s right of possession of the Premises, in which event Tenant’s right of possession of the Premises shall come to an end and expire (whether or not the Term shall have commenced) upon the termination date set forth in such notice; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in this Article 15 and/or, to the extent permitted by applicable Requirements, Landlord may, pursuant to legal process, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. Any termination notice may be given simultaneously with any notice of default given to Tenant.

(b) Possession/Reletting. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.2(a):

(i) Surrender of Possession. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such termination and pursuant to legal process, re-enter the Premises or any part thereof, without notice, either by eviction or ejectment proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by applicable Requirements) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.

(ii) Landlord’s Reletting. Landlord, at Landlord’s option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. However, to the extent required by taw, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building. Landlord, at Landlord’s option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

(c) Tenant’s Waiver. Upon the occurrence of an Event of Default, Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge, (B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, and (iv) to any notice to quit the Premises. Tenant hereby waives all errors and defects of a procedural nature in any proceedings brought against it by Landlord under this Lease. Tenant further waives the right to any notices to quit or otherwise as may be specified in the Landlord and Tenant Act of Pennsylvania of April 6, 1951 (68 P.S.C.A. Section 250.101 et seq.), as the same may have been or may hereafter be amended, including, but not limited to, the three months and 15 or 30 days notices, and agrees that the notices provided in this Lease shall be sufficient in any case where a longer period may be statutorily specified. The words “re-enter,” “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

(d) Tenant’s Breach. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease,

Landlord shall have the right to seek to enjoin such breach. Upon the occurrence of an Event of Default, Landlord shall have the right to invoke any other remedy allowed by law or in equity as if re-entry, eviction or ejectment proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(e) CONFESSION OF JUDGMENT FOR POSSESSION OF PREMISES. FOLLOWING THE OCCURRENCE OF AN UNCURED EVENT OF DEFAULT, TENANT HEREBY EXPRESSLY AUTHORIZES THE PROTHONOTARY, CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO ACCEPT SERVICE OF PROCESS FOR, TO APPEAR FOR, AND TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT IN ANY AND ALL ACTIONS BROUGHT HEREUNDER BY LANDLORD AGAINST TENANT TO RECOVER POSSESSION OF THE PREMISES (IN EJECTMENT OR OTHERWISE), WITHOUT ANY LIABILITY ON THE PART OF SAID ATTORNEY, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, AND TENANT AGREES THAT UPON THE ENTRY OF SUCH JUDGMENT, A WRIT OF POSSESSION OR OTHER APPROPRIATE PROCESS MAY ISSUE FORTHWITH (WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER).

IN ANY SUCH ACTION, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY LANDLORD OR SOMEONE ACTING FOR IT SETTING FORTH FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE BE FILED IN SUCH ACTION (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE), IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL, AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT AND ALL PERSONS CLAIMING UNDER TENANT HEREBY RELEASE LANDLORD FROM ANY CLAIMS ARISING FROM ANY ERRORS OR DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT, IN CAUSING SUCH WRIT OF POSSESSION OR OTHER PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, AND HEREBY AGREE THAT NO WRIT OF ERROR OR OBJECTION SHALL BE MADE OR TAKEN THERETO.

THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ONE EXERCISE, BUT JUDGMENT MAY BE CONFESSED FROM TIME TO TIME, AS OFTEN AS OCCASION THEREFOR SHALL EXIST. SUCH POWERS MAY BE EXERCISED DURING AS WELL AS AFTER THE EXPIRATION OR TERMINATION OF THE TERM AND DURING AND AT ANY TIME AFTER ANY EXTENSION OR RENEWAL OF THE TERM.

THIS SECTION 15.2(e) SETS FORTH A WARRANT OF ATTORNEY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN

GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT, TENANT, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT WITH) SEPARATE COUNSEL FOR TENANT AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES UNCONDITIONALLY ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRE-JUDGMENT AND PRE-EXECUTION NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE.

TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS RELIED ON THE WARRANT OF ATTORNEY SET FORTH IN THIS SECTION 15.2(e) IN ENTERING INTO THIS LEASE WITH TENANT AND THAT THE LANDLORD-TENANT RELATIONSHIP CREATED HEREBY IS COMMERCIAL IN NATURE.

Section 15.3 Landlord’s Damages.

(a) Amount of Damages. If this Lease and the Term, or Tenant’s right to possession of the Premises, terminate as provided in Section 15.2(a), then:

(i) Tenant shall pay to Landlord all items of Rent payable under this Lease by Tenant to Landlord prior to the date of termination;

(ii) Landlord may retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

(iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord’s right to collect the Deficiency for any subsequent month by a similar proceeding; and

(iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry, increased in each succeeding year by 4% (on a compounded basis)) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to 2% below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 15.3(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

(b) Reletting. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 15.3. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceeds the Fixed Rent reserved in this Lease, Nothing contained in Article 15 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 15.3.

Section 15.4 Interest. If any payment of Rent is not paid when due, interest shall accrue on such payment, from the date such payment became due until paid at the Interest Rate. Tenant acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any note secured by a Mortgage covering the Premises. Therefore, in addition to interest, if any amount is not paid when due, a late charge equal to 5% of such amount shall be assessed; provided, however, that on 2 occasions during any Calendar Year of the Term, Landlord shall give Tenant notice of such late payment and Tenant shall have a period of 5 days thereafter in which to make such payment before any late charge is assessed. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any of Landlord’s rights or remedies under any other provision of this Lease.

Section 15.5 Intentionally Omitted.

Section 15.6 Other Rights of Landlord. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, if (but only for so long as) Tenant is in arrears in paying Land lord for such items for more than five days after notice from Landlord to Tenant demanding the payment of such arrears. If Tenant fails to pay any Rent when due or Tenant otherwise fails to fully and timely perform its obligations under this Lease and Landlord engages an attorney in connection with such failure, Tenant shall pay upon demand the reasonable attorneys’ fees incurred by Landlord regardless of whether Landlord initiates legal action in connection with such failure.

ARTICLE 16

LANDLORD’S RIGHT TO CURE; FEES AND EXPENSES

If Tenant defaults in the performance of its obligations under this Lease, Landlord, without waiving such default, may perform such obligations at Tenant’s expense: (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any Requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after applicable notice and cure periods, or if no such period is specified, then 10 days from the date Landlord gives notice of the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any unlawful detainer proceeding) brought by Landlord or in which Landlord is a party to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease, attributable directly to Tenant’s use and occupancy of the Premises or presence at the Building, or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord within 10 Business Days after receipt of Landlord’s invoice for such amount.

ARTICLE 17

NO REPRESENTATIONS BY LANDLORD; LANDLORD’S APPROVAL

Section 17.1 No Representations. Except as expressly set forth herein, Landlord and Landlord’s agents have made no warranties, representations, statements or promises with respect to the Building, the Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

Section 17.2 No Money Damages. Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

Section 17.3 Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

ARTICLE 18

END OF TERM

Section 18.1 Expiration. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant’s Property and Tenant’s Specialty Alterations.

Section 18.2 Holdover Rent. Landlord and Tenant recognize that Landlord’s damages resulting from Tenant’s failure to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent payable hereunder, and will be impossible to accurately measure. Accordingly, if possession of the Premises is not surrendered to Landlord on the Expiration Date or sooner termination of this Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two times the Rent payable under this Lease for the last full calendar month of the Term, (b) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a “New Tenant”) in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof or to establish a month to month or any other tenancy. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of this Lease shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 18.2.

ARTICLE 19

QUIET ENJOYMENT

Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

ARTICLE 20

NO SURRENDER; NO WAIVER

Section 20.1 No Surrender or Release. No act or thing done by Landlord or Landlord’s agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

Section 20.2 No Waiver. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

ARTICLE 21

WAIVER OF TRIAL BY JURY; COUNTERCLAIM

Section 21.1 Jury Trial Waiver. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other in connection with any matters in any way arising out of or connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, any guaranty of all or any portion of Tenant’s liabilities under this Lease or the enforcement of any remedy under any statute, emergency or otherwise.

Section 21.2 Waiver of Counterclaim. If Landlord commences any eviction or ejectment action against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to interpose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

ARTICLE 22

NOTICES

Except as otherwise expressly provided in this Lease, all consents, notices, demands, requests, approvals or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed to Landlord and

Tenant as set forth in Article 1, and to any Mortgagee or Lessor who shall require copies of notices and whose address is provided to Tenant, or to such other address(es) as Landlord, Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 22. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given or three Business Days after it shall have been mailed as provided in this Article 22, whichever is earlier.

ARTICLE 23

RULES AND REGULATIONS

All Tenant Parties shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees. Landlord agrees not to enforce the Rules and Regulations more stringently against Tenant than against other tenants of the Building in general.

ARTICLE 24

BROKER

Each of Landlord and Tenant represents and warrants to the other that neither it nor its agents have dealt with any broker in connection with this Lease other than Landlord’s Agent and Tenant’s Broker and that no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all Losses which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord’s Agent and Tenant’s Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. Landlord shall pay Landlord’s Agent and Tenant’s Broker their respective commissions earned in connection with this Lease pursuant to separate agreements.

ARTICLE 25

INDEMNITY

Section 25.1 Tenant’s Indemnity. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Except to the extent of any such injury or damage resulting from the gross and sole negligence or willful misconduct of Landlord or Landlord’s agents or employees, Tenant shall indemnify, defend, protect and hold harmless each of the Indemnitees from and against any and all claims and Losses, resulting from any claims (i) against the Indemnitees arising from any act, omission or negligence of all Tenant Parties, (ii) against the Indemnitees arising from any accident, injury or damage to any person or to the property of any person and occurring in or about the Premises, and (iii) against the Indemnitees resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed or performed.

Section 25.2 Landlord’s Indemnity. Landlord shall indemnify, defend and hold harmless Tenant from and against all Losses incurred by Tenant arising from any accident, injury or damage to any person or the property of any person in or about the Common Areas (specifically excluding the Premises) to the extent attributable to the gross negligence or willful misconduct of Landlord or its employees or agents.

Section 25.3 Defense and Settlement. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee’s name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld (attorneys for Tenant’s insurer shall be deemed approved for purposes of this Section 25.3). Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability in excess of the amount available under Tenant’s liability insurance carried under Section 11.1 for such claim and Tenant shall pay the reasonable fees and disbursements of such attorneys. If Tenant fails to diligently defend or if there is a legal conflict or other conflict of interest, then Landlord may retain separate counsel at Tenant’s expense. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding.

ARTICLE 26

MISCELLANEOUS

Section 26.1 Delivery. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

Section 26.2 Transfer of Property. Landlord’s obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively, a “Transfer”) by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder arising from and after the date of Transfer and the transferee of Landlord’s interest (or that of such subsequent Landlord)

in the Building or the Property, as the case may be, shall be deemed to have assumed all obligations under this Lease arising from and after the date of Transfer.

Section 26.3 Limitation on Liability. Notwithstanding anything appearing to the contrary in this Lease, no Landlord Party shall be personally liable for any debts or other obligations of Landlord or in respect of any claims against Landlord arising under this Lease, and any such debts, obligations or claims shall be satisfied solely out of the interest of Landlord in the Building. No personal judgment shall be sought or obtained against any Landlord Party.

Section 26.4 Rent. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant’s Tax Payment, Tenant’s Operating Payment, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

Section 26.5 Entire Document. This Lease (including any schedules and exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties regarding the Premises and all prior negotiations and agreements arc merged into this Lease. All of the schedules and exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the schedules and exhibits hereto, the terms and provisions of this Lease shall control.

Section 26.6 Governing Law. This Lease shall be governed in all respects by the laws of the Commonwealth of Pennsylvania (but not including the choice of law rules thereof).

Section 26.7 Unenforceability. If any provision of this Lease, or its application to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 26.8 Lease Disputes.

(a) Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the courts of the Commonwealth of Pennsylvania or the United States District Court for the Eastern District of Pennsylvania and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

(b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

Section 26.9 Landlord’s Agent. Unless Landlord delivers written notice to Tenant to the contrary, Landlord’s Agent is authorized to act as Landlord’s agent in connection with the performance of this Lease, and Tenant shall be entitled to rely upon correspondence received from Landlord’s Agent. Tenant acknowledges that Landlord’s Agent is acting solely as agent for Landlord in connection with the foregoing; and neither Landlord’s Agent nor any of its officers, directors, agents, managers, employees, and direct and indirect shareholders, partners, members and owners (nor any officer, director, agent, manager, personal representative, trustee or employee of any direct or indirect shareholder, partner, member or owner of Landlord’s Agent) shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Property.

Section 26.10 Estoppel. Within 10 days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (a) stating the Commencement Date, the Rent Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent and Additional Rent then payable, (c) stating whether or not, to the best of Tenant’s knowledge. Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (d) stating the amount of the security, if any, under this Lease, (e) stating whether there are any subleases or assignments affecting the Premises, (f) stating the address of Tenant to which all notices and communications under the Lease shall be sent, and (g) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 26.10 may be relied upon by any purchaser or owner of the Property or the Building or all or any portion of Landlord’s interest in the Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof.

Section 26.11 Certain Interpretation al Rules. For purposes of this Lease, whenever the words “include”, “includes”, or “including” are used, they shall be deemed to be followed by the words “without limitation” and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

Section 26.12 Parties Bound. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

Section 26.13 Memorandum of Lease. This Lease shall not be recorded; however, at Landlord’s request, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording and Landlord may record the memorandum. Within 10 days after the end of the Term, Tenant shall enter into such documentation as is reasonably required by Landlord to remove the memorandum of record.

Section 26.14 Counterparts. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

Section 26.15 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease, and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to any Rent and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

Section 26.16 Inability to Perform. This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

Section 26.17 Lien for Payment of Rent. In addition to and not in lieu of any similar statutory or common law lien or security interest to which Landlord may be entitled, Tenant hereby pledges and assigns to Landlord, as security for the payment of any and all rental or other sums or amounts due from Tenant hereunder, all of the furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on or into the Premises. Notwithstanding the forgoing, if Tenant’s Property is financed or owned by someone other than Tenant, Tenant shall have the right to grant liens to lenders with respect to Tenant’s Property and to lease Tenant’s Property. Upon prior written request by Tenant, Landlord agrees to acknowledge (a) the aforesaid waiver of any landlord lien with respect to Tenant’s Property at the Premises, and (b) reasonable rights of such lender or lessor in and to Tenant’s Property on terms and conditions acceptable to Landlord in its discretion.

Section 26.18 Financial Statements. Tenant shall from time to time, within 10 business days after request by Landlord, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant’s then most recent full and partial fiscal years immediately preceding such request, certified by an independent certified public accountant or Tenant’s chief financial officer and in form reasonably satisfactory to Landlord.

Section 26.19 Changes to Property. Landlord shall have the following rights (a) to rearrange, change, expand or contract the Common Areas; (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Property; and (c) to do and perform such other acts and make such other changes to the interior of the Building (including, without limitation, the lobbies, entrances, passageways, doors, doorways, atriums, corridors, elevators, stairs, public restrooms, loading docks and parking garage) and the exterior of the Building (including, without limitation, the facade, roof, sidewalks, exterior windows and arcade), all as Landlord may from lime to time in its sole judgment deem to be appropriate, provided no such change serves to limit Tenant’s access to the Premises. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises. Tenant shall have no claim for damages or indemnification against Landlord nor shall Tenant be entitled to any diminution or abatement of Rent arising from Landlord’s exercise of any or all of the foregoing rights.

Section 26.20 Tax Status. Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section shall be structured so that the economic results to Landlord and Tenant and the rights of Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Section, Landlord may waive the receipt of any amount payable to Landlord under this Lease and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

ARTICLE 27

SECURITY DEPOSIT

Tenant shall deposit with Landlord the amount set forth in Article 1 (“Security Deposit”), upon Tenant’s execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits an Event of Default, or owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Requirement and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within 10 days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. If, at or prior to the end of the 14th month following the Commencement Date, no Event of Default shall have occurred, then the amount of the Security

Deposit shall be reduced as of that date by $27,078,34 to an amount equal to $40,617.51. Further, if, at or prior to the end of the 26th month following the Commencement Date, no Event of Default shall have occurred, then the amount of the Security Deposit shall be reduced as of that date by $13,539.17 to an amount equal to $27,078.33. The reductions set forth above shall be effectuated by Landlord returning to Tenant the reduced amounts of security within thirty (30) days of the reduction date. Any remaining portion of the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within 60 days after Tenant (or such assignee) has vacated the Premises in accordance with the terms of Article 18 of this Lease. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this lease approved by Landlord under Article 13, and any attempt to do so shall be null and void.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

BALA PLAZA PROPERTY, INC.
a Delaware corporation

By: /s/ Steven Wechsler

Name: Steven Wechsler

Title: Senior Managing Director

THE UNDERSIGNED TENANT ACKNOWLEDGES THAT IT FULLY UNDERSTANDS THE CONFESSIONS OF JUDGMENT AND WAIVERS CONTAINED IN SECTIONS 15.2(e) HEREOF AND KNOWINGLY, INTENTIONALLY AND VOLUNTARILY ENTERS INTO THIS LEASE FULLY COMPREHENDING THE RELINQUISHMENT OF CERTAIN RIGHTS BY VIRTUE OF SUCH CONFESSIONS OF JUDGMENT AND WAIVERS.

TENANT:

CHONDRIAL THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Carole S. Ben-Maimon, M.D.

Name: Carole S. Ben-Maimon, M.D.

Title: President and CEO

Exhibit A

Floor Plan

[Omitted]

EXHIBIT A-1

Land

[Omitted]

EXHIBIT B

Definitions

[Omitted]

EXHIBIT C

Workletter Agreement

[Omitted]

EXHIBIT D

Design Standards

[Omitted]

EXHIBIT E

Cleaning Work (“Work”)

[Omitted]

EXHIBIT F

Rules and Regulations

[Omitted]

EXHIBIT G

[Intentionally Omitted]

[Omitted]

EXHIBIT H

Construction Rules and Regulations

[Omitted]

RIDER ONE

ADDITIONAL PROVISIONS

[Omitted]